Exhibit 99.1

FOR IMMEDIATE RELEASE

Ally announces share repurchase authorization

DETROIT, December 10, 2025 /PRNewswire/ — Ally Financial Inc. (NYSE: ALLY) announced today that its board of directors has authorized the company to repurchase up to $2.0 billion of its common stock under a multi-year share repurchase program without a set expiration date. Ally may begin repurchasing shares under the program this quarter.

“This share repurchase authorization reflects the momentum of our core businesses and our conviction in the path ahead,” said Ally CEO Michael Rhodes.

The repurchase program enables Ally to acquire shares through open market purchases or privately negotiated transactions, including through a Rule 10b5-1 plan, at the discretion of management and on terms (including quantity, timing, and price) that management determines to be advisable. Actions in connection with the repurchase program will be subject to various factors, including Ally’s capital and liquidity positions, accounting and regulatory considerations, Ally’s financial and operational performance, alternative uses of capital, the trading price of Ally’s common stock, and general market conditions. The repurchase program does not obligate Ally to acquire a specific dollar amount or number of shares and may be extended, modified, or discontinued at any time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about Ally’s expectations related to its share repurchase program and capital strategy, are forward-looking statements. Forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond Ally’s control. Readers should not rely on any forward-looking statement as a prediction or guarantee about the future. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward looking statements are described in Ally’s Annual Report on Form 10-K for the year ended December 31, 2024, or other applicable documents that are filed or furnished by Ally with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Ally or on its behalf speak only as of the date that it was made. Ally does not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable law.

About Ally Financial

Ally Financial Inc. (NYSE: ALLY) is a financial services company with the nation’s largest all-digital bank and an industry-leading auto financing business, driven by a mission to “Do It Right” and be a relentless ally for customers and communities. The company serves customers with deposits and securities brokerage and investment advisory services as well as auto financing and insurance offerings. The company also includes a seasoned corporate finance business that offers capital for equity sponsors and middle-market companies. For more information, please visit www.ally.com.

For more information and disclosures about Ally, visit https://www.ally.com/#disclosures.

For further images and news on Ally, please visit http://media.ally.com.

Contacts:

Sean Leary

Ally Investor Relations

704-444-4830

sean.leary@ally.com

Peter Gilchrist

Ally Communications (Media)

704-644-6299

peter.gilchrist@ally.com